EXHIBIT 32.2

CERTIFICATIONS PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(18 U.S.C. SECTION 1350)

In connection with the Annual Report of Punchline Entertainment, Inc. (the “Company”) on Form 10-K for the period ending July 31, 2011 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I Michael Thiessen, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that:

i.

The Report fully complies with the requirements of 13(a) or 15(d) of the Securities Exchange Act of 1934; and

ii.

The information contained in the Report fairly presents, in all material respects, the financial condition and Result of operations of the company.

IN WITNESS WHEREOF, the undersigned has executed this certification as of the 28th day of October, 2011.

/s/  Michael Thiessen

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By:  Michael Thiessen

Chief Financial Officer